UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 3, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 3, 2024, the Company announced data from the Phase 3 RESILIENT trial of its Tonmya™ (TNX-102 SL, cyclobenzaprine HCl sublingual tablets) product candidate for the management of fibromyalgia in an oral presentation (the “Presentation”) at the American Society of Clinical Psychopharmacology (“ASCP”) Annual Meeting on May 29, 2024. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference. A Copy of the Presentation is furnished hereto as Exhibit 99.02 and incorporated herein by reference

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On June 3, 2024, the Company announced data from the Presentation at the ASCP. The Presentation titled, “Effects of Bedtime TNX-102 SL (Sublingual Cyclobenzaprine HCl) on Mood and Anxiety Symptoms in Fibromyalgia: Results of the Phase 3 RESILIENT Trial,” presented new data suggesting activity for improvement in depressive symptoms with Tonmya. The effect of Tonmya on depressive symptoms was studied using the Beck Depression Inventory-II (“BDI-II”). Patients started with a baseline mean (standard deviation) for placebo of 10.0 (6.72) and Tonmya of 9.6 (6.32). The BDI-II score separated at Week 2 with a nominal p-value of <0.01. By Week 14, the total BDI-II score in the TNX-102 SL group improved over placebo with a nominal p-value of 0.005 and an effect size of 0.27. In addition to the BDI-II score, in post hoc analyses several individual items on the Fibromyalgia Impact Questionnaire-Revised (FIQR) also improved in the Tonmya-treated group, including depression (p < 0.001), anxiety (p = 0.001), sensitivity (p = 0.020), memory problems (p = 0.001) and energy (p < 0.001), for which these p-values were not corrected for multiplicity. In addition, the company presented an analysis of the RESILIENT trial that compared patients who reported or who did not report adverse events of oral numbness, oral tingling, and bitter aftertaste (collectively, “Sensory AEs”). At Week 14, patients on TNX-102 SL who experienced sensory AEs separated from placebo with a p-value of <0.003 and patients on TNX-102 SL with no sensory AEs separated from placebo with a p-value of <0.001. Comparing the two groups, patients in the study who reported Sensory AEs, showed a similar response to TNX-102 SL treatment in the primary endpoint of pain, compared to those with no sensory AEs (p<0.701). The Company believes that these findings indicate that Tonmya has broad-spectrum activity against fibromyalgia symptoms and may improve fibromyalgia at the syndromal level.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
99.01 99.02 104

Press Release of the Company, June 3, 2024

Effects of Bedtime TNX-102 SL (Sublingual Cyclobenzaprine HCl) on Mood and Anxiety Symptoms in Fibromyalgia: Results of the Phase 3 RESILIENT Trial

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 3, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer